October 14, 2003


To: Stockholders of Wasatch Web Advisors, Inc. (the "Company")
From: James P. Doolin
Re: Acquisition of Raser Technologies, Inc. ("Raser")


Dear Stockholder:

     As the Company's former President, I am pleased to advise you of the Company's acquisition of Raser pursuant to an Agreement and Plan of Reorganization that was completed today (the "Reorganization Agreement"). As a result of the Reorganization Agreement, Raser became the Company's wholly-owned subsidiary, and the Company's sole business operations will be those of Raser.

     Raser is the owner of the Symetron elecrical motor technology developed by Mr. Jack Kerlin, which it intends to license to manufacturers.

     We believe that the Raser technology has general applications as an automobile electric drive system and as an industrial motor, and we are excited about this new acquisition. However, Raser's audited financial statements for the calendar year ended December 31, 2003, reflect an auditor's "going concern" opinion, and there are substantial risk factors affecting Raser's planned operations. These risk factors are discussed in our Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on the date of this Press Release. The Form 8-K also contains material information about Raser's business, management and present financial condition.

     Regardless of the potential risks, management believes in good faith that Raser's potential is high and that the acquisition is in the best interest of the Company's stockholders.

     Prior to the Raser acquisition, the Company effected a two-for-one split of its outstanding common stock, which requires a mandatory exchange of certificates to receive the split. In addition, as part of the acquisition, the Company has changed its name to "Raser Technologies, Inc." To exchange your existing Wasatch Web stock certificates for new Raser Technologies certificates reflecting the stock split and the name change, you should send your certificates to the Company's transfer agent, Atlas Stock Transfer, with a request for new certificates and a fee of $20. Atlas' address is 5899 South State Street, Murray, Utah 84107.

     As part of the acquisition, the Company's former directors and officers resigned and appointed Raser's directors and officers to serve in the same positions within the Company. The following is information about these new members of management.

                                                             Positions
                                   Positions with               with
         Name            Age           Raser                 the Company
         ----            ---           -----                 -----------

Kraig T. Higginson       48         President and            President and
                                    Director                 Director

R. Thomas Bailey         64         Chief Financial          Treasurer
                                    Officer and Director     and Director

James E. Morton          49         Secretary/Treasurer      Secretary and
                                    and Director             Director

David W. West            44         Vice President of        Vice President
                                    Sales and Marketing      and Director
                                    and Director

Fred Wenninger           64         Director                 Director

     Directors are elected by our stockholders to serve until the next annual meeting of our stockholders or until their successors have been elected and have duly qualified. Officers are appointed to serve until the annual meeting of our Board of Directors following the next annual meeting of our stockholders and until their successors have been elected and have qualified.

     The following is a summary of the business experience of each of our current directors and executive officers:

     Kraig T. Higginson. Mr. Higginson founded American Telemedia Network, Inc., a publicly-traded corporation that developed a nationwide satellite network of data and audio-visual programming. He served as President and Chief Executive Officer of Telemedia Network from 1984 through 1988. From 1988 through 2002, Mr. Higginson worked as a business consultant through Lighthouse Associates, an entity that he controls.

     R. Thomas Bailey. Mr. Bailey has more than 30 years' experience within the accounting industry, most recently has a principal of Bailey Accounting, an accounting firm located in Provo, Utah. Clients of Mr. Bailey's firm include corporations, partnerships and limited liability companies within the manufacturing, legal, investment, services and other industries.

     James E. Morton. Mr. Morton received his J.D. degree from the McGeorge School of Law, University of the Pacific in 1982, and was admitted to the Utah State Bar that same year. He has been practicing law in Salt Lake City since his admission to the bar. Mr. Morton has served as a member of the Panel of Arbitrators for the American Arbitration Association and was a member of the Board of Commissioners of the Utah State Bar in 1990 and 1991. He is also a member of the Association of Trial Lawyers in American and the Utah Trial Lawyers Association.

     David W. West. Mr. West was the owner and President of Utah Film and Video for 16 years. He discontinued the operations Utah Film and Video in June, 2003, when he joined Raser.

     Fred Wenninger. Mr. Wenninger was the President and Chief Executive Officer of Iomega Corporation from 1989 to 1993. Prior to that, from 1986 to 1989, he served as President of Bendix/King, an avionics subsidiary (now a division) of Allied Signal Corporation. Mr. Wenninger was the Chief Executive Officer, President and a director of Key Tronic Corporation from 1995 through 1997.

Family Relationships.
---------------------

     There are no family relationships between any of our directors or executive officers.

Pending Legal Proceedings.
--------------------------

     To the knowledge of our management, no director or executive officer is party to any action in which any has an interest adverse to us.

Involvement in Certain Legal Proceedings.
-----------------------------------------

     Except as indicated below, to the knowledge of our management and during the past five years, no present or former director, person nominated to become a director, executive officer, promoter or control person of our company:

          (1) Was a general partner or executive officer of any business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

          (2) Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

               (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

               (ii) Engaging in any type of business practice; or

              (iii) Engaging in any activity in connection with the
                    purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

          (4) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

          (5) Was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; or

          (6) Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

     In November, 2001, Profile Media, Inc., was placed into an involuntary bankruptcy. In January, 2002, Profile Media filed a Chapter 11 bankruptcy case, which later was converted into a Chapter 7 liquidation case. From September, 1997, to January, 2002, Kraig T. Higginson served as Secretary and a director of Profile Media, and R. Thomas Bailey served as a director; neither Mr. Higginson nor Mr. Bailey owned more than approximately 7% of Profile Media. To the best of Mr. Higginson's knowledge, there have been no actions or claims filed that would allege any impropriety by either Mr. Higginson or Mr. Bailey during or after their involvement with that entity.

Executive Compensation.
-----------------------

     No director or executive officer of Raser received any compensation from Raser from the date of its inception through December 31, 2002, or from the Company to the date of closing of the reorganization. We do not have any stock option, bonus, profit sharing, pension or similar plan; however, we may adopt such a plan in the future to attract and/or retain members of management or key employees.

     You may review the Company's Current Report on Form 8-K at the Securities and Exchange Commission's web site: www.sec.gov. The Form 8-K contains detailed information about the Plan, as well as a copy of the Plan itself.
You may also contact management with any questions you may have. The Company's new address and telephone number are: 5152 North Edgewood Drive, Suite 375, Provo, Utah 84604; (801) 765-1200.


                                            Sincerely yours,

                                            /s/ James P. Doolin

                                            James P. Doolin